UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2017

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing. Other Events.

As previously disclosed, on August 17, 2016, Amedica Corporation (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the bid price for the Company’s common stock had closed below the minimum $1.00 per share threshold for continued listing on The Nasdaq Capital, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), for the prior 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was ultimately provided with two consecutive 180 calendar day periods to demonstrate compliance with the Bid Price Rule, which expired on August 14, 2017.

The Company did not regain compliance with the Bid Price Rule by August 14, 2017; accordingly, on August 22, 2017, the Company received notice from the Staff that based upon the Company’s continued non-compliance with the Rule, the Company’s securities would be subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, at which hearing it will present its plan to evidence compliance with all requirements for continued listing on The Nasdaq Capital Market. The Company’s request for a hearing will stay any suspension/delisting action pending the outcome of the hearing and the expiration of any extension granted to the Company by the Panel.

The Staff’s August 22, 2017 notice also indicated that, notwithstanding the extension previously granted by the Staff to the Company to file its delinquent periodic reports with the Securities and Exchange Commission, including the Form 10-K for the period ended December 31, 2016, and the Forms 10-Q for the periods ended March 31, 2017 and June 30, 2017, and thereby evidence compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), the Company’s non-compliance with the Filing Rule could serve as a separate basis for delisting and, as such, the Company should be prepared to address its plan to regain compliance with the Filing Rule at the hearing.

The Company is diligently working to evidence compliance with all applicable requirements for continued listing on The Nasdaq Capital Market; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will regain compliance with the applicable criteria within the period of time that may be granted by the Panel.

Item 7.01. Regulation FD Disclosure

On August 25, 2017, the Company issued a press release disclosing its receipt of the Staff’s listing determination and its intention to request a hearing before the Panel to address such determination. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amedica Corporation Press Release dated August 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: August 25, 2017	/s/ B. Sonny Bal
B. Sonny Bal
President and CEO